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                                                                    EXHIBIT 23.1

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP

     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (Nos. 333-39109, 333-58207, 333-78905, 333-79037,
333-86661, 333-42152 and 333-95017) of 3dfx Interactive, Inc. of our report dated February 29, 2000, except for Note 13, which is as of March 27, 2000, and
Note 14 relating to 3dfx Interactive, Inc.'s ability to continue as a going concern, which is as of December 15, 2000, relating to the financial statements and financial statement schedule, which appears in this Current Report on Form 8-K dated January 26, 2001.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
San Jose, California
January 26, 2001